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                                                                   Exhibit 99(k)

                              [FRONT SIDE OF PROXY]

PROXY                           CB BANCORP, INC.                           PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE
                        HELD ON WEDNESDAY, JULY 30, 1997

     The Stockholder executing this Proxy appoints James J. Broad, Ken O. Fryar, Robert V. Ott, and J. Patrick Smith, or any of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, $.01 par value per share, of CB Bancorp, Inc. ("CB") that the Stockholder would be entitled to vote on all matters which come before the Special Meeting of Stockholders of CB referred to above (the "CB Special Meeting") and at any adjournment(s) or postponement(s) of the CB Special Meeting.


                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE



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                              [BACK SIDE OF PROXY]

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL THAT
     FOLLOWS:

     Approval and adoption of (a) the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), between CB and Pinnacle Financial Services, Inc. ("Pinnacle"), and (b) all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle).


         / /  FOR               / /  AGAINST               / /  ABSTAIN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CB BANCORP, INC. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE CB SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AT THE CB SPECIAL MEETING MAY AUTHORIZE THE ADJOURNMENT OF THE MEETING; PROVIDED, HOWEVER, THAT NO PROXY WHICH IS VOTED AGAINST ANY PROPOSAL WILL BE VOTED IN FAVOR OF ADJOURNMENT TO SOLICIT FURTHER PROXIES FOR SUCH PROPOSAL.

     The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the CB Special Meeting, and (ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for the CB Special Meeting.

                         Signature(s)
                                        ----------------------------------------

                                        ----------------------------------------
                                        Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                         , 1997
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